UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): May 21, 2010

Akorn, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 West Field Court, Suite 300
Lake Forest, IL	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(847) 279-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On May 21, 2010, the Board of Directors of Akorn, Inc. appointed Raj Rai, 43, the Company’s Chief Executive Officer effective immediately. Mr. Rai previously served as the Company’s Interim Chief Executive Officer since June 8, 2009 and as a strategic consultant from February 2009 through May 2009.  Mr. Rai has 15 years of healthcare services background. Prior to becoming a strategic consultant to the Company, Mr. Rai was the President and Chief Executive Officer of Option Care, Inc., a leading pharmacy services provider of home infusion therapies and specialty pharmaceuticals. Mr. Rai currently serves on the board of directors of SeQual Technologies Inc., a leading manufacturer of portable oxygen concentrators. Mr. Rai does not have any family relationships or related-party transactions that are required to be disclosed.

Mr. Rai will continue to provide services to the Company pursuant to the terms of his executive consulting agreement, as amended on December 8, 2009.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 21, 2010, Akorn, Inc. held its annual meeting of shareholders.  At that meeting, by proxy vote, the shareholders of the Company voted affirmatively to elect six directors, to ratify the Audit Committee’s selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, and to ratify an amendment to the Amended and Restated Akorn, Inc. 2003 Stock Option Plan.

1.
Election of Directors.  The following six individuals were elected to serve as directors of the Company for a one-year term beginning immediately and ending on the date of the Company’s 2011 annual meeting of shareholders:

Nominee	Votes For	Votes Withheld	Broker Non Votes
John N. Kapoor, Ph.D.	61,347,583	3,039,656	19,344,716
Ronald M. Johnson	54,452,941	9,934,298	19,344,716
Brian Tambi	61,353,602	3,033,637	19,344,716
Steven J. Meyer	61,351,602	3,035,637	19,344,716
Alan Weinstein	54,448,811	9,938,428	19,344,716
Kenneth S. Abramowitz	61,893,943	2,493,296	19,344,716

2.
Ratification of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  Ratification required affirmative vote of a majority of the votes cast.  Voting results were as follows:

	Shares Voted	Percent of Votes Cast
For	82,730,945	98.80%
Against	979,083	1.17%
Abstain	21,927	0.03%
Non Votes	-0-	–%

3.
Amendment to the Amended and Restated Akorn, Inc. 2003 Stock Option Plan.  The amendment removed the restriction against the board of directors granting to a single participant in a single year the option to acquire more than 500,000 shares of the Company’s common stock.  Passage required affirmative vote of a majority of the votes cast.  Voting results were as follows:

	Shares Voted	Percent of Votes Cast
For	49,742,153	59.41%
Against	14,621,207	17.46%
Abstain	23,879	0.03%
Non Votes	19,344,716	23.10%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKORN, INC.

Date: May 24, 2010	By:	/s/ Timothy A. Dick
Timothy A. Dick
Sr. Vice President, Chief Financial Officer